                                                                    EXHIBIT 99.2

                                  Equity Inns
                   Unaudited Pro Forma Financial Information

              (amounts in thousands except for per share amounts)


The following unaudited pro forma consolidated balance sheet as of March 31, 1998 gives effect to the Mergers as if such transactions had been consummated on such date. The transaction will be accounted for by Equity Inns under the purchase method of accounting for business combinations. The following unaudited pro forma consolidated statements of operations of Equity Inns for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to the Mergers as if such transactions had been consummated on January 1, 1997 and as if all the hotels acquired in the Mergers had been leased to one of Equity Inns' lessees, pursuant to Percentage Leases. The pro forma financial information does not include a lease incentive payment that Equity Inns expects to receive from the future lessee of the hotels acquired in the Mergers. Additionally, the pro forma effects of the following items specific to Equity Inns and RFS are given effect as if such transactions had been consummated on January 1, 1997:

Equity Inns, As Adjusted:

(i) the acquisition of 41 hotels acquired by Equity Inns in 1997 ("the 1997 Hotel Acquisitions") and as if all such hotels had been leased to one of Equity Inns' lessees pursuant to Percentage Leases; and

(ii) the consummation of Equity Inns' May and November 1997 common stock offerings ("the 1997 Offerings") and Equity Inns' February and March 1998 common stock offerings ("the 1998 Offerings") and the application of the net proceeds therefrom.

RFS, As Adjusted

(i) the acquisition of 9 hotels acquired by RFS in 1997 and as if all such hotels had been leased to one of RFS' lessees pursuant to Percentage Leases. Additionally, 3 of the 9 properties acquired by RFS in 1997 were properties which began operations in 1997, and two of the RFS development properties opened in the first quarter of 1998. Accordingly, the pro forma financial information reflects an estimate for base rent only, depreciation and real estate and personal property taxes for the period prior to their opening; and

(ii) the consummation of the RFS March 1998 common stock offering and the application of the net proceeds therefrom.

The pro forma financial information excludes the pro forma effects of the Equity Inns Acquisition Hotels. Such pro forma information is based in part upon the historical consolidated financial statements of Equity Inns and RFS and should be read in conjunction with such financial statements which are contained herein or incorporated by reference. Certain historical RFS amounts have been reclassified to conform with Equity Inns' presentation. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had such transactions been consummated on the date as of which, or at the beginning of the periods for which, the transactions are being given effect, nor is it necessarily indicative of future financial position or operating results.

                                   Equity Inns

                      Pro Forma Consolidated Balance Sheet
                                 March 31, 1998





                                              EQUITY
                                               INNS         RFS          MERGER
                                            HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                            ----------   ----------   -----------   ---------
              ASSETS

Investment in hotel properties, net           $619,606     $581,278    $381,485 (A) $1,582,369
Hotels under development                                     13,831                     13,831
Cash and cash equivalents                        6,324       17,370      (1,500)(B)     22,194
Due from Lessees                                 7,893       12,166                     20,059
Note receivable                                  3,884                                   3,884
Deferred expenses, net                           7,147        3,775      (3,775)(A)     10,647
                                                                          2,000 (C)
                                                                          1,500 (B)
Deposits and other assets                        2,730        8,782                     11,512
                                              --------     --------    --------     ----------
    Total Assets                              $647,584     $637,202    $379,710     $1,664,496
                                              ========     ========    ========     ==========

 LIABILITIES AND SHAREHOLDERS' EQUITY

Debt                                          $230,871     $222,621    $125,777 (D) $  579,269
Accounts payable and accrued expenses           10,879        7,786                     18,665
Distributions payable                           11,603                                  11,603
Minority interest in Partnership                19,084       36,170     (36,170)(F)     77,035
                                                                         59,743 (G)
                                                                         (1,792)(E)
                                              --------     --------    --------     ----------
    Total Liabilities                          272,437      266,577     147,558        686,572
                                              --------     --------    --------     ----------
Shareholders' Equity:
  Preferred stock                                                10         (10)(F)
  Common stock                                     362          250        (250)(F)        750
                                                                            388 (G)
  Treasury stock                                             (2,012)      2,012 (F)
  Additional paid-in capital                   407,099      373,307    (373,307)(F)  1,009,488
                                                                        600,597 (G)
                                                                          1,792 (E)
  Unearned officers' and directors'
    compensation                                  (250)        (598)        598 (F)       (250)
  Predecessor basis assumed                     (1,264)                                 (1,264)
  Distributions in excess of net earnings      (30,800)        (332)        332 (F)    (30,800)
                                              --------     --------    --------     ----------
    Total Shareholders' Equity                 375,147      370,625     232,152        977,924
                                              --------     --------    --------     ----------
    Total Liabilities and Shareholders'
        Equity                                $647,584     $637,202    $379,710     $1,664,496
                                              ========     ========    ========     ==========




                See Notes to Pro Forma Consolidated Balance Sheet

                                   Equity Inns
                         Notes to Equity Inns Pro Forma
                           Consolidated Balance Sheet



(A) Represents adjustments attributable to the application of purchase accounting to RFS based upon the estimated value of Equity Inns Common Stock and Equity Inns OP Units to be issued upon consummation of the Mergers, and the estimated additional borrowings incurred to pay direct costs of the Mergers.

(B) Represents an adjustment for additional financing fees incurred to restructure credit facilities upon consummation of the Mergers.

(C) Represents an adjustment for new anticipated franchise fees incurred as a result of the Mergers.

(D) Represents an adjustment for the estimated additional borrowings incurred to pay direct costs of the Mergers, including lease termination fees incurred by RFS in connection with the Mergers ($95,500), franchise agreements ($2,000), professional and advisory fees ($11,200), employee severance related costs ($9,507), real estate property transfer taxes ($7,220) and other miscellaneous costs ($350).

(E) Represents an adjustment to the minority interest in Equity Inns OP to reflect the pro forma minority ownership percentage of 7.06% at March 31, 1998, following the Mergers.

(F) Represents an adjustment for the elimination of the historical shareholder equity of RFS and minority interest ownership in RFS OP.

(G) Represents an adjustment for the estimated value of Equity Inns Common Stock and Equity Inns OP Units to be issued upon consummation of the Mergers. The adjustment assumes each share of RFS Capital Stock and each RFS OP Unit or 25,848,819 shares and 2,569,609 Units, respectively, will be exchanged for 1.5 shares of Equity Inns Common Stock or 1.5 Equity Inns OP Units, as applicable. The adjustment assumes the shares and Units are valued at $15.50 per share or Unit as of the date of the Mergers.

                                   Equity Inns
                 Pro Forma Consolidated Statement of Operations
                    For the Three Months Ended March 31, 1998



                                                         EQUITY
                              EQUITY                      INNS                                    RFS
                               INNS        PRO FORMA       AS          RFS        PRO FORMA        AS           MERGER       PRO
                            HISTORICAL    ADJUSTMENTS   ADJUSTED    HISTORICAL   ADJUSTMENTS    ADJUSTED     ADJUSTMENTS    FORMA
                            ----------    -----------   --------    ----------   -----------    --------     -----------    -----
Revenue:
   Percentage lease revenues  $21,407                   $21,407      $22,023        $240(A)      $22,263       $2,642 (B)   $46,312
   Gain on sale of hotel                                                 523                         523                        523
        properties
   Other income                   170                       170           86                          86                        256
                               ------                    ------       ------        ----         ------         -----        ------
     Total Revenue             21,577                    21,577       22,632         240          22,872        2,642        47,091

Expenses:
   Real estate and personal
        property taxes          2,433                     2,433        2,302          37 (C)       2,339          587 (H)     5,359

   Property and casualty
        insurance                  --                        --          186          --             186         (186)(I)        --

   Depreciation and             6,682                     6,682        4,951          50 (D)       5,001        3,609 (J)    15,292
        amortization

   Interest                     4,291         (278)(E)    4,013        3,548        (180)(E)       3,368        2,390 (K)     9,771
   Amortization of loan           213                       213          243                         243         (117)(L)       339
        costs
   General and                  1,410                     1,410        1,409                       1,409       (1,153)(M)     1,666
        administrative
   Amortization of unearned
        directors' and
        officers' compensation     23                        23          196                         196         (196)(N)        23
   Rental expense                 207                       207           36                          36                        243
                               ------          ---       ------       ------        ----          ------        -----        ------
     Total Expenses            15,259         (278)      14,981       12,871         (93)         12,778        4,934        32,693

   Income before minority       6,318                     6,596        9,761                      10,094                     14,398
        interest

   Minority interest              314                       319          936                         962                      1,017
                               ------                    ------       ------                      ------                     ------
   Net income                   6,004                     6,277        8,825                       9,132                     13,381

   Net income per share:
     Basic                        .17                       .17                                                                 .18
     Diluted                      .17                       .17                                                                 .18
   Weighted average number
        of common shares
        outstanding:
     Basic                     35,221                    36,231                                                              75,004
                               ======                    ======                                                              ======
     Diluted                   37,160                    38,170                                                              80,847
                               ======                    ======                                                              ======


           See Notes to Pro Forma Consolidated Statement of Operations

                                   Equity Inns
                 Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1997



                                                         EQUITY
                              EQUITY                      INNS                                    RFS
                               INNS        PRO FORMA       AS          RFS        PRO FORMA        AS           MERGER       PRO
                            HISTORICAL    ADJUSTMENTS   ADJUSTED    HISTORICAL   ADJUSTMENTS    ADJUSTED     ADJUSTMENTS    FORMA
                            ----------    -----------   --------    ----------   -----------    --------     -----------    -----
Revenue:
   Percentage lease revenues  $70,590       $25,476(A)   $96,066      $82,949      $5,641(A)     $88,590       $8,949(B)    $193,605
   Gain on sale of hotel          666                        666                                                                 666
        properties
   Other income                   505                        505          120                        120                         625
                              -------       -------      -------      -------      ------        -------       ------       --------
     Total Revenue             71,761        25,476       97,237       83,069       5,641         88,710        8,949        194,896

Expenses:
   Real estate and personal
        property taxes          6,688         2,361(C)     9,049        7,613       1,016(C)       8,629        2,349(H)      20,027

   Property and casualty
        insurance                  --            --           --          744          --            744         (744)(I)         --

   Depreciation and            20,214         6,620(D)    26,834       17,809         422(D)      18,231       14,404(J)      59,469
        amortization

   Interest                    12,601         4,929(E)    17,530       11,562       1,142(E)      12,704        9,471(K)      39,705
   Amortization of loan         1,013            27(F)     1,040          913                        913         (413)(L)      1,540
        costs
   General and                  4,142                      4,142        4,499                      4,499       (3,474)(M)      5,167
        administrative
   Amortization of unearned
        directors' and
        officers' compensation     92                         92          738                        738         (738)(N)         92
   Rental expense                 566           248(C)       814          180                        180                         994
   Loss on sale of hotel                                                1,164                      1,164                       1,164
        properties
                               ------        ------      -------      -------      ------        -------      -------       --------
     Total Expenses            45,316        14,185       59,501       45,222       2,580         47,802       20,855        128,158

   Income before
        extraordinary item
        and minority
        interest               26,445                     37,736       37,847                     40,908                      66,738
   Extraordinary charge from
        write-off of deferred
        financing fees          1,984        (1,984)(G)
                              -------       -------      -------      -------      ------        -------       -------      --------
   Income before minority      24,461                     37,736       37,847                     40,908                      66,738
        interest

   Minority interest              918                      1,830        3,615                      3,821                       4,716
                              -------                    -------      -------                    -------                    --------
   Net income                  23,543                     35,906       34,232                     37,087                      62,022

   Net income per share:
            Basic                 .82                        .99                                                                 .83
            Diluted               .82                        .99                                                                 .83
   Weighted average number
        of common shares
        outstanding:
           Basic               28,773                     36,152                                                              74,926
                              =======                    =======                                                             =======
           Diluted             29,963                     38,056                                                              80,769
                              =======                    =======                                                             =======


           See Notes to Pro Forma Consolidated Statement of Operations

                                   Equity Inns
                         Notes to Equity Inns Pro Forma
                      Consolidated Statement of Operations


(A) As it relates to Equity Inns, amount represents pro forma lease revenue calculated by applying the rent provisions of the percentage leases to the historical results of operations of the 1997 Hotel Acquisitions for the period prior to their acquisition. As it relates to RFS, the pro forma adjustment for the three months ended March 31, 1998 represents an estimate for base rent for the period prior to the opening of two hotels in 1998. The pro forma adjustment for the year ended December 31, 1997 represents pro forma lease revenue calculated by applying the rent provisions of the percentage leases to the historical results of operations of 6 hotels acquired by RFS in 1997 for the period prior to their acquisition, and an estimate for base rent of $1,560 for the period prior to the opening of 3 hotels in 1997. Additionally assumes annual base rent of $960 for each of two hotels opened in the first quarter of 1998.

(B) Represents an adjustment to reflect the pro forma results of increased rent from new leases which Equity Inns expects to enter into with respect to 57 of the RFS Hotels currently subject to Promus Leases, and based upon Equity Inns management's estimate of the new rent terms for such new leases. The actual rent provisions of such new leases may vary from such estimate.

(C) As it relates to Equity Inns, amount represents a pro forma adjustment for historical real estate and personal property taxes and rental expense of the 1997 Hotel Acquisitions incurred during the period prior to their respective dates of acquisition by Equity Inns. As it relates to RFS, the pro forma adjustment for the three months ended March 31, 1998 represents an estimate for real estate taxes for two hotels for the period prior to their opening in 1998. The pro forma adjustment for the year ended December 31, 1997 represents an adjustment for historical real estate taxes of 6 hotels acquired by RFS in 1997 for the period prior to their acquisition, and an estimate for real estate taxes of $195 for the period prior to the opening of 3 hotels in 1997. Additionally, includes an estimate for annual real estate taxes of $320 for two hotels that were opened in the first quarter of 1998.

(D) As it relates to Equity Inns, amount represents an adjustment for depreciation of buildings and improvements, and furniture, fixtures, and equipment of the 1997 Hotel Acquisitions during the period prior to their respective dates of acquisition by Equity Inns, based on their respective acquisition costs. As it relates to RFS, amount represents an adjustment for depreciation of buildings and improvements, and furniture, fixtures, and equipment for two hotels opened in 1998, based on their respective development costs. Depreciation and amortization is computed on a straight-line basis over 31 years for building and improvements, 7 years for furniture, fixtures and equipment, and 10-15 years for franchise agreements.

                                   Equity Inns
                         Notes to Equity Inns Pro Forma
                 Consolidated Statement of Operations, Continued

(E) As it relates to Equity Inns, the pro forma adjustment for interest expense for the three months ended March 31, 1998 represents a reduction in interest expense caused by the decrease in the borrowing levels resulting from the assumption that the 1998 Offerings had occurred prior to January 1, 1998, based on Equity Inns' borrowing rates. The pro forma adjustment for the year ended December 31, 1997 represents interest expense related to the acquisition costs of the 1997 Hotel Acquisitions as if they had been acquired on January 1, 1997, based on Equity Inns' weighted average interest rate incurred during the period on historical outstanding borrowings. This increase in interest expense has been reduced by the decrease in the borrowing levels caused by the assumption that the 1997 Offerings and the 1998 Offerings had occurred on January 1, 1997. As it relates to RFS, the pro forma adjustment for interest expense for the three months ended March 31, 1998 represents a reduction in interest expense caused by the decrease in the borrowing levels resulting from the assumption that the RFS March 1998 common stock offering had occurred prior to January 1, 1998, based on RFS' borrowing rates. The pro forma adjustment for the year ended December 31, 1997 represents interest expense related to the acquisition costs of 9 hotels acquired by RFS during 1997 as if they had been acquired on January 1, 1997, based on RFS' borrowing rates. This increase in interest expense has been reduced by the decrease in the borrowing levels caused by the assumption that the RFS March 1998 common stock offering had occurred on January 1, 1997.

(F) Represents an adjustment for amortization expense on deferred loan costs related to Equity Inns' issuance of the Bonds for the period in 1997 prior to their issuance.

(G) Represents the elimination of the historical extraordinary charge incurred by Equity Inns in 1997.

(H) Represents an adjustment for estimated incremental annual real estate taxes of $2,000 based upon Equity Inns' estimates of property value reassessments of the RFS Hotels which will result from consummation of the Mergers, and an annual amount of $349 for personal property taxes previously paid by RFS Lessees.

(I) Represents the elimination of RFS' historical property and casualty insurance expense which will be paid by Equity Inns Lessees following consummation of the Mergers.

(J) Represents an adjustment necessary to reflect incremental depreciation on the RFS Hotels due to the step-up in cost basis attributable to the application of purchase accounting. The adjustment reflects an assumed allocation of the step-up in cost basis of approximately $46 to land, $335 to buildings and improvements, $2 to franchise agreements, and an amount necessary to reflect an estimated useful life of 31 years for buildings and improvements, 7 years for furniture, fixtures and equipment and 10 to 15 years for franchise agreements. RFS historical depreciation reflects a useful life of 40 years for buildings and improvements. The estimated useful lives utilized by management are based upon their knowledge of hotel properties and the hotel industry in general.

(K) Represents an adjustment for interest expense related to the estimated additional borrowings of $125,777 incurred to pay direct costs of the Mergers, based on Equity Inns' weighted average interest rate incurred during the respective periods on historical outstanding borrowings.

                                   Equity Inns
                         Notes to Equity Inns Pro Forma
                 Consolidated Statement of Operations, Continued

(L) Represents (i) the elimination of the historical amortization of deferred financing costs of RFS and (ii) the amortization of the estimated incremental financing costs of $1,500 that will be incurred upon consummation of the Mergers.

(M) Represents (i) the elimination of the historical amounts of general and administrative expenses of RFS and (ii) the estimated incremental general and administrative expenses to be incurred by Equity Inns.

(N) Represents elimination of the 1997 historical amortization expense of unearned directors' and officers' compensation of RFS as a result of the Mergers.